CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation of our report dated February 11, 1999 (except with respect to matters discussed in Note 1, as to which the date is March 18, 1999) included in this form 10-K, into the Company's previously filed Registration Statements on Form S-8 (No. 33-94256 and No. 333-25397) of the Rock Bottom Restaurants, Inc. Non-Employee Directors' Stock Option Plan dated June 3, 1994 and Rock Bottom Restaurants, Inc. Equity Incentive Plan dated June 3, 1994.

                                            /s/ ARTHUR ANDERSEN LLP

Denver, Colorado,
     March 26, 1999.